Exhibit 10.51

EXELON SHC, INC.

EXELON NEW ENGLAND POWER MARKETING, L.P.

c/o Exelon Generation Company, LLC

300 Exelon Way

Kennett Square, PA 19348

January 31, 2005

Dynegy New York Holdings Inc.

c/o Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, TX 77002

Attention: Alec G. Dryer

ExRes SHC, Inc.

355 Madison Avenue

18th Floor

New York, NY 10017

Attention: Todd Cutler

Re: Amendment of Stock Purchase Agreement—Luz Sale

Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of November 1, 2004, as amended by those certain letter agreements dated December 2, 2004, December 31, 2004 and January 31, 2005 (the “SPA”), in each case by and among Exelon SHC, Inc., Exelon New England Power Marketing, L.P., Dynegy new York Holdings Inc. and ExRes SHC, Inc. Capitalized terms used herein without definition shall have the definitions given such terms in the SPA.

Section 2.4 of the SPA provides for certain Purchase Price adjustments. The Parties to the SPA desire to amend the SPA to provide for another Purchase Price adjustment related to the possible sale of the Sithe’s indirect interest in Luz Solar Partners Ltd., III. Section 2.4 of the SPA is hereby amended to add the following as new clause (h) of Section 2.4 immediately after clause (g) of Section 2.4:

“(h) In addition, in the event that Sithe or its Subsidiaries have not received the purchase price payable with respect to the sale of Sithe’s indirect interest in Luz Solar Partners Ltd., III by 11:59 p.m. on February 1, 2005, the Purchase Price shall be decreased by $1,151,510.26. Notwithstanding the provisions of Section 6.1(e), if Sithe or its Subsidiaries have not received the purchase price payable with respect to the sale of Sithe’s indirect interest in Luz Solar Partners Ltd., III by 11:59 p.m. on

January 31, 2005, the Parties hereby agree and acknowledge that the aggregate amount of unrestricted cash in ExRes and Sithe as of the Closing Date as required by Section 6.1(e) shall be reduced by $1,151,510.26.”

Execept as amended, modified or waived hereby, the SPA remains in full force and effect and is hereby ratified and affirmed. This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this letter agreement by signing any such counterpart. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this letter agreement as of the date first above written.

EXELON SHC, INC.

By:	/s/ Todd D. Cutler
Name:	Todd D. Cutler
Title:	Assistant Secretary

EXELON NEW ENGLAND POWER MARKETING, L.P.

By:	/s/ Todd D. Cutler
Name:	Todd D. Cutler
Title:	Assistant Secretary of Exelon AOG Holding #1, Inc., its General Partner

DYNEGY NEW YORK HOLDINGS INC.

By:	/s/ Alec Dryer
Name:	Alec Dryer
Title:	President

EXRES SHC, INC.

By:	/s/ Todd D. Cutler
Name:	Todd D. Cutler
Title:	Assistant Secretary

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